Exhibit 99

NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road Mayfield Village, Ohio 44143 http://www.progressive.com	Patrick Brennan (440) 395-2370
PROGRESSIVE DISTRIBUTES OCTOBER RESULTS
MAYFIELD VILLAGE, OHIO — November 15, 2007 — The Progressive Corporation today reported the following results for October 2007:

	October	October
(millions, except per share amounts and ratios)	2007	2006	Change
Net premiums written	$1,261.0	$1,315.8	(4)%
Net premiums earned	1,319.7	1,354.7	(3)%
Net income	75.5	130.1	(42)%
Per share	.11	.17	(36)%
Pretax net realized gains (losses) on securities	1.0	.2	400%
Combined ratio	94.9	89.1	5.8 pts.
Average diluted equivalent shares	693.8	762.8	(9)%

	October	October
(in thousands)	2007	2006	Change
Policies in Force:
Total Personal Auto	7,016.0	6,895.3	2%
Total Special Lines	3,135.1	2,893.9	8%
Total Commercial Auto	541.1	506.4	7%
Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines Business writes insurance for private passenger automobiles and recreational vehicles. Our Commercial Auto Business writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses.
See the “Income Statements” and “Supplemental Information” for further month and year-to-date information and the “Monthly Commentary” at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENT
October 2007
(millions — except per share amounts)
(unaudited)

	Current
	Month	Comments on Monthly Results[1]
Net premiums written	$1,261.0

Revenues:
Net premiums earned	$1,319.7
Investment income	52.2
Net realized gains (losses) on securities	1.0
Service revenues	1.8

Total revenues	1,374.7

Expenses:
Losses and loss adjustment expenses	975.9
Policy acquisition costs	132.6
Other underwriting expenses	144.4
Investment expenses	1.1
Service expenses	1.6
Interest expense	11.5

Total expenses	1,267.1

Income before income taxes	107.6
Provision for income taxes	32.1

Net income	$75.5

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	686.3

Per share	$.11

Diluted:
Average shares outstanding	686.3
Net effect of dilutive stock-based compensation	7.5

Total equivalent shares	693.8

Per share	$.11

[1]	See the Monthly Commentary at the end of this release for additional discussion. For a description of our reporting and accounting policies, see Note 1 to our 2006 audited consolidated financial statements included in our 2006 Shareholders’ Report, which can be found at www.progressive.com/annualreport.
The following table sets forth the investment results for the month:

Fully taxable equivalent total return:
Fixed-income securities	.2%
Common stocks	1.6%
Total portfolio	.4%

Pretax recurring investment book yield	4.6%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENTS
October 2007 Year-to-Date
(millions — except per share amounts)
(unaudited)

	Year-to-Date		%
	2007	2006	Change
Net premiums written	$11,949.6	$12,253.6	(2)

Revenues:
Net premiums earned	$11,784.5	$11,963.9	(1)
Investment income	567.0	536.3	6
Net realized gains (losses) on securities	76.2	(24.0)	NM
Service revenues	19.3	26.2	(26)

Total revenues	12,447.0	12,502.4	0

Expenses:
Losses and loss adjustment expenses	8,373.9	7,970.9	5
Policy acquisition costs	1,190.7	1,223.1	(3)
Other underwriting expenses	1,298.7	1,176.1	10
Investment expenses	11.4	10.0	14
Service expenses	16.9	21.2	(20)
Interest expense	85.6	64.7	32

Total expenses	10,977.2	10,466.0	5

Income before income taxes	1,469.8	2,036.4	(28)
Provision for income taxes	447.9	659.7	(32)

Net income	$1,021.9	$1,376.7	(26)

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	717.1	778.0	(8)

Per share	$1.43	$1.77	(19)

Diluted:
Average shares outstanding	717.1	778.0	(8)
Net effect of dilutive stock-based compensation	8.3	9.7	(14)

Total equivalent shares	725.4	787.7	(8)

Per share	$1.41	$1.75	(19)

NM = Not Meaningful
The following table sets forth the investment results for the year-to-date period:

	2007	2006
Fully taxable equivalent total return:
Fixed-income securities	4.7%	5.2%
Common stocks	11.5%	12.3%
Total portfolio	5.8%	6.2%

Pretax recurring investment book yield	4.7%	4.6%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
October 2007
($ in millions)
(unaudited)
Current Month

				Commercial
	Personal Lines			Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses[1]	Total
Net Premiums Written	$686.3	$402.0	$1,088.3	$170.5	$2.2	$1,261.0
% Growth in NPW	(6)%	(1)%	(4)%	(6)%	NM	(4)%
Net Premiums Earned	$721.7	$419.1	$1,140.8	$176.8	$2.1	$1,319.7
% Growth in NPE	(4)%	0%	(3)%	(2)%	NM	(3)%

GAAP Ratios
Loss/LAE ratio	73.5	74.2	73.8	75.9	NM	73.9
Expense ratio	21.3	20.8	21.1	19.9	NM	21.0

Combined ratio	94.8	95.0	94.9	95.8	NM	94.9

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$3.3
Current accident year						(12.0)

Calendar year actuarial adjustment	$(.4)	$(1.3)	$(1.7)	$(7.0)	$0	$(8.7)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$3.3
All other development						(11.6)

Total development						$(8.3)

Calendar year loss/LAE ratio						73.9

Accident year loss/LAE ratio						73.3

Statutory Ratios
Loss/LAE ratio						74.0
Expense ratio						21.3

Combined ratio						95.3

[1]	Primarily includes professional liability insurance for community banks and Progressive’s run-off businesses. The other businesses generated an underwriting profit of $.7 million for the month. Combined ratios and % growth are not meaningful (NM) due to the low level of premiums earned by, and the variability of losses in, such businesses.

[2]	Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
October 2007 Year-to-Date
($ in millions) (unaudited)
Year-to-Date

				Commercial
	Personal Lines			Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses[1]	Total
Net Premiums Written	$6,546.8	$3,777.9	$10,324.7	$1,605.5	$19.4	$11,949.6
% Growth in NPW	(4)%	0%	(2)%	(3)%	NM	(2)%
Net Premiums Earned	$6,494.0	$3,704.4	$10,198.4	$1,567.8	$18.3	$11,784.5
% Growth in NPE	(3)%	1%	(2)%	0%	NM	(1)%

GAAP Ratios
Loss/LAE ratio	71.9	70.7	71.4	69.1	NM	71.1
Expense ratio	21.3	21.1	21.2	20.2	NM	21.1

Combined ratio	93.2	91.8	92.6	89.3	NM	92.2

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$36.2
Current accident year						(18.3)

Calendar year actuarial adjustment	$14.0	$7.7	$21.7	$(3.5)	$(.3)	$17.9

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$36.2
All other development						(103.9)

Total development						$(67.7)

Calendar year loss/LAE ratio						71.1

Accident year loss/LAE ratio						70.5

Statutory Ratios
Loss/LAE ratio						71.1
Expense ratio						20.9

Combined ratio						92.0

Statutory Surplus[3]						$5,159.4

NM = Not Meaningful

	October	October
Policies in Force	2007	2006	Change

(in thousands)
Agency — Auto	4,436.0	4,470.5	(1)%
Direct — Auto	2,580.0	2,424.8	6%
Special Lines[4]	3,135.1	2,893.9	8%

Total Personal Lines	10,151.1	9,789.2	4%

Commercial Auto Business	541.1	506.4	7%

[1]	The other businesses generated an underwriting profit of $3.1 million.

[2]	Represents adjustments solely based on our corporate actuarial reviews.

[3]	During October, the insurance subsidiaries declared and paid $103 million in distributions to the parent company.

[4]	Includes insurance for motorcycles, recreational vehicles, mobile homes, watercraft, snowmobiles and similar items, as well as a personal umbrella product.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions — except per share amounts)
(unaudited)

October
2007
CONDENSED GAAP BALANCE SHEET:[1]
Investments — Available-for-sale, at fair value:
Fixed maturities (amortized cost: $9,729.4)	$9,743.2
Equity securities:
Preferred stocks[2] (cost: $2,393.3)	2,331.1
Common equities (cost: $1,383.5)	2,468.4
Short-term investments (amortized cost: $1,032.1)	1,032.1

Total investments[3]	15,574.8
Net premiums receivable	2,550.7
Deferred acquisition costs	454.2
Other assets	1,781.7

Total assets	$20,361.4

Unearned premiums	$4,486.3
Loss and loss adjustment expense reserves	5,931.6
Other liabilities[3]	2,513.0
Debt	2,173.6
Shareholders’ equity	5,256.9

Total liabilities and shareholders’ equity	$20,361.4

Common Shares outstanding	689.4
Shares repurchased — October	9.0
Average cost per share	$18.97
Book value per share	$7.63
Trailing 12-month return on average shareholders’ equity	20.4%
Net unrealized pretax gains on investments	$1,038.5
Increase (decrease) from September 2007	$3.8
Increase (decrease) from December 2006	$120.3
Debt-to-total capital ratio	29.3%
Fixed-income portfolio duration	3.5 years
Weighted average credit quality	AA
Year-to-date Gainshare factor	.77

[1]	Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $305.3 million.

[2]	As of October 31, 2007, we held certain hybrid securities and recognized a change in fair value of $2.0 million as a realized loss during the period we held these securities.

[3]	Includes repurchase commitment transactions of $688.5 million and net unsettled security transactions of $202.8 million.

Monthly Commentary
•	In September 2007, we announced organizational changes designed to increase our ability to execute on key strategies, lower our non-claims expense ratio and foster growth through more competitive pricing, improved customer retention and an increased focus on brand development. Consistent with those organizational changes, today we announced a reduction-in-force in our Information Technology group and our Personal Lines group of 263 people and 78 people, respectively; those affected in Personal Lines are primarily supervisors and managers in our sales and customer service call center operations (see News Release dated November 15, 2007, on Progressive’s website at http://investors.progressive.com/pdf/November_07_Reorg.pdf). As a result, approximately $8 million of severance-related expense associated with this action will be included in our November 2007 results.
About Progressive
The Progressive Group of Insurance Companies, in business since 1937, is the country’s third largest auto insurance group and largest seller of motorcycle and personal watercraft policies based on premiums written, and is a market leader in commercial auto insurance.
Progressive is committed to becoming consumers’ #1 choice for auto insurance by providing competitive rates and products that meet drivers’ needs throughout their lifetimes, superior online and in-person customer service, and best-in-class, 24-hour claims service, including its concierge level of claims service available at service centers located in major metropolitan areas throughout the United States.
Progressive companies offer consumers choices in how to shop for, buy and manage their auto insurance policies. Progressive offers its products, including personal and commercial auto, motorcycle, boat and recreational vehicle insurance, through more than 30,000 independent insurance agencies throughout the U.S. and online and by phone directly from the Company. To find an agent or to get a quote, go to www.progressive.com.
The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, are publicly traded at NYSE:PGR. For more information, including a guide to interpreting the monthly reporting package, visit www.progressive.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments; disputes relating to intellectual property rights; the outcome of litigation pending or that may be filed against us; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems) and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Reported results, therefore, may appear to be volatile in certain accounting periods.